UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2021

REVOLVE GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38927	46-1640160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12889 Moore Street Cerritos, California		90703
(Address of Principal Executive Offices)		(Zip Code)

(562) 677-9480

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Class A Common Stock, par value $0.001 per share	RVLV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On March 23, 2021, Revolve Group, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”), by and among Alliance Apparel Group, Inc., Eminent, Inc. and Advance Development, Inc., as borrowers (each a “Borrower” and together, the “Borrowers”), and the Company, Twist Holdings, LLC, and FWRD, LLC, as guarantors (the “Guarantors” and together with the Borrowers, the “Loan Parties”), the lenders party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent and collateral agent for the Lenders (the “Agent”), which amends and restates the Company’s existing Credit Agreement, dated as of March 23, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the effectiveness of the Amended and Restated Credit Agreement, the “Existing Credit Agreement”), by and among the Loan Parties, the Lenders and the Agent. The Amended and Restated Credit Agreement amends and restates the Existing Credit Agreement to, among other things, provide for a new senior secured revolving credit facility (including a letter of credit sub-facility) (the “ABL Facility”) in an initial aggregate principal amount of up to $75,000,000 (the “Total Commitments”). As of March 23, 2021, there were no revolving loans outstanding under the Amended and Restated Credit Agreement.

Subject to certain conditions, the Borrowers may request (but the Lenders are not required to provide) an increase of the Total Commitments from $75,000,000 to $100,000,000. Advances under the ABL Facility may not exceed a borrowing base equal to (a) 90.0% of eligible inventory (which amount shall be increased to 92.5% of eligible inventory during the months of July, August and October), plus (b) 90.0% of eligible credit card receivables, plus (c) 85.0% of eligible wholesale accounts receivable, subject, in each case, to applicable reserves. The commitments under the revolving facility terminate, and all outstanding revolving loans become due and payable, on March 23, 2026. Proceeds of the revolving loans under the Amended and Restated Credit Agreement may be used to refinance existing indebtedness under the Existing Credit Agreement, to pay fees and expenses incurred in connection with the Amended and Restated Credit Agreement and for general corporate purposes. The Borrowers may repay the revolving loans in whole or in part at any time without premium or penalty.

Outstanding borrowings under the ABL Facility will accrue interest at the Company’s option, at a rate per year of either (a) the base rate (the “Base Rate”), which is defined as a fluctuating rate per year equal to the greatest of (i) the prime rate then in effect, (ii) the federal funds rate then in effect, plus 0.50%, and (iii) an adjusted LIBO rate determined on the basis of a one-month interest period, plus 1.0%, or (b) an adjusted LIBO Rate for the applicable interest period, subject to a floor of 0.0% (the “LIBO Rate”), in each case, plus an applicable margin of 0.25% to 0.75% per year in the case of Base Rate loans and 1.25% to 1.75% per year in the case of LIBOR Rate loans, depending upon availability under the ABL Facility as of the most recently ended fiscal quarter. The Amended and Restated Credit Agreement provides for payment of a commitment fee equal to 0.20% per year of the average daily unused portion of the Total Commitments.  The Amended and Restated Credit Agreement also requires the payment of other customary fees and costs.

The obligations under the Amended and Restated Credit Agreement are secured by substantially all of the Loan Parties’ assets (the “Collateral”) pursuant to that certain Security Agreement, dated as of March 23, 2016, by and among the Loan Parties and the Agent.

The Amended and Restated Credit Agreement contains customary affirmative covenants, including financial statement reporting requirements and delivery of borrowing base certificates. The Amended and Restated Credit Agreement also contains customary negative covenants that limit the ability of the Loan Parties and their subsidiaries to, among other things, incur debt, create liens and encumbrances, engage in certain fundamental changes, dispose of assets, prepay certain indebtedness, make restricted payments, make investments, and engage in transactions with affiliates. The Amended and Restated Credit Agreement also contains a financial maintenance covenant that requires the Borrowers to maintain a minimum consolidated fixed charge coverage ratio of 1.00 to 1.00 for any twelve consecutive fiscal month period, determined as of the last date of each fiscal quarter.

The Amended and Restated Credit Agreement contains customary events of default, including, without limitation, the failure to pay obligations when due, a material breach of representations and warranties or covenants, the entry of material judgments against the Loan Parties or their subsidiaries, the initiation of bankruptcy or insolvency proceedings of the Loan Parties or their subsidiaries, cross-defaults  with respect to certain other material indebtedness, and any change in control. During the existence of an event of default, interest on the obligations under the ABL Facility may be increased to 2.0% above the otherwise applicable rate.  During the existence of an event of default, the Lenders may require the immediate payment of all or a portion of any amounts outstanding under the ABL Facility and may exercise any other rights and remedies available to them under the Amended and Restated Credit Agreement, including, without limitation, initiating foreclosure proceedings with respect to any Collateral.

Agent and the Lenders and/or their respective affiliates have from time to time provided and may in the future provide commercial banking and other banking and/or financial services to the Company and its affiliates, for which they received or may receive customary compensation and expense reimbursement.

The foregoing description of the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Amended and Restated Credit Agreement, dated as of March 23, 2021, by and among Alliance Apparel Group, Inc., Eminent, Inc., Advance Development, Inc, Revolve Group, Inc., Twist Holdings, LLC, the other guarantors from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REVOLVE GROUP, INC.

Date: March 26, 2021	By:	/s/ JESSE TIMMERMANS
Jesse Timmermans
Chief Financial Officer

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